Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”), dated as of March 9, 2007, by and between Iconix Brand Group, Inc., a Delaware corporation (the “Company”), and Danskin, Inc., a Delaware corporation (“Danskin” and together with any permitted assignees of Danskin’s rights hereunder, the “Holder”).

RECITALS

WHEREAS, the Company has executed an Asset Purchase Agreement dated as of February 21, 2007 (the “Purchase Agreement”), by and among Danskin, the Company and Danskin Now, Inc., a Delaware corporation and wholly-owned subsidiary of the Holder (“Danskin Now”), pursuant to which the Company has purchased certain assets of Danskin and Danskin Now; and

WHEREAS, the Purchase Agreement provides, among other things, that the Company may issue shares of the Company’s common stock, $.001 par value per share (the “Company Common Stock”), to Danskin, as more fully described in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed that if it issues any shares of Company Common Stock to Danskin pursuant to the Purchase Agreement, it shall grant to the Holder the registration rights set forth below with respect to the shares so issued (the “Earn-Out Shares”), together with any securities issued in exchange for or in replacement of such Earn-Out Shares, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting such Earn-Out Shares (collectively, the “Registrable Securities”).

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.  Registration.

(a)  If (i) the License Event (as defined in the Purchase Agreement) occurs prior to September 30, 2007 and (ii) the Company issues Earn-Out Shares as a result thereof, then as promptly as practicable (but, except as otherwise provided herein, not later than twenty (20) calendar days) following the issuance of the Earn-Out Shares, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”), at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities issued pursuant to the Purchase Agreement, a registration statement so as to permit a public offering and resale of such Registrable Securities until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144(k) (or any similar provisions then in force) of the Securities Act of 1933 as amended (the “Act”), as determined by the counsel to the Company (collectively, the “Effectiveness Period”). The registration statement shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall thereafter use commercially reasonable efforts to cause such registration statement filed pursuant to this Section to become effective as soon as reasonably practicable thereafter.

(b)  Subject to the terms and conditions hereof, if any Registrable Securities are issued after calendar year 2009 and are not registered for resale pursuant to the registration statement described in Section 1(a), and the registration statement described in Section 1(a) has been declared effective by the Commission, then, within twenty (20) calendar days following the issuance of such additional Registrable Securities, the Company shall prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities then issued, as well as any other Registrable Securities which may thereafter be issued, pursuant to the Purchase Agreement but not yet registered, a registration statement so as to permit a public offering and resale of such Registrable Securities for the Effectiveness Period for such Registrable Securities. In the event a registration statement is filed pursuant to this subparagraph (b) and then-applicable law or then-current interpretations by the Commission’s staff prohibit the inclusion therein of any such Registrable Securities not then issued, then, within twenty (20) calendar days following the issuance of such additional Registrable Securities, the Company shall prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities then issued pursuant to the Purchase Agreement but not yet registered, a registration statement so as to permit a public offering and resale of such Registrable Securities for the Effectiveness Period for such Registrable Securities. Subject to the terms and conditions hereof, if any Registrable Securities are thereafter issued and are not registered for resale pursuant to any registration statement described in this Agreement, then, within twenty (20) calendar days following the issuance of such additional Registrable Securities, the Company shall prepare and file with Commission, at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities then issued a registration statement so as to permit a public offering and resale of such Registrable Securities for the Effectiveness Period for such Registrable Securities. Any such registration statement shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall thereafter use commercially reasonable efforts to cause any such registration statement filed pursuant to this Section to become effective as soon as reasonably practicable thereafter.

(c)  Notwithstanding the foregoing, if the Company shall furnish to Holder a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, because of current circumstances (including, but not limited to, the unavailability of financial information for an acquired business or the Company’s most recently ended fiscal year or quarter), it would be seriously detrimental to the Company and its shareholders for any such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than forty-five (45) days; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d)  Nothing herein contained shall require the Company or any Company subsidiary to undergo an audit, other than in the ordinary course of business.

2.  Covenants of the Company. The Company hereby covenants and agrees as follows:

(a)  Not less than two business days prior to the filing of any registration statement contemplated hereby or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder copies of all such documents proposed to be filed for review by the Holder and counsel to the Holder prior to such proposed date of filing.

(b)  The Company shall use commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, to any registration statement and the prospectus used in connection therewith as may be necessary to cause the registration statement to become and keep the registration statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period.

(c)  The Company shall notify the Holder as promptly as practicable: (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to any registration statement is proposed to be filed; and (2) with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the registration statement or prospectus; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement ineligible for inclusion therein or any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  Prior to any public offering of Registrable Securities, the Company shall use commercially reasonable efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and resale under the securities or Blue Sky laws of such jurisdiction within the United States reasonably requested by Holder, to keep each such registration or qualification (or exemption therefrom) under Section 1 hereof effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any registration statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(e)  The Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any registration statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such persons may request.

(f)  The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 1 hereof, including, without limitation, all registration and filing fees, the Company’s legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel and other experts retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(g)  The Company shall use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with each securities exchange or interdealer quotation system or other market on which similar securities of the Company are then listed.

3.  Acknowledgements and Covenants of the Holder.

(a)  The Holder, upon receipt of notice from the Company that an event described in Section 2(c)(B) through (E) occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice. If such event occurred during the Effectiveness Period, the Company shall use commercially reasonable efforts to file and have declared effective any such post-effective amendment as soon as possible.

(b)  The obligations of the Company under this Agreement with respect to the Registrable Securities are expressly conditioned on the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request.

4.  Termination of Registration Rights. Notwithstanding the foregoing provisions, the Company’s obligation to register the Registrable Securities under this Agreement shall terminate as to any particular Registrable Securities (a) when such Registrable Securities have been sold in an offering registered under the Act; (b) when such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act; (c) when such securities shall have ceased to be outstanding; or (d) when a written opinion, to the effect that such Registrable Securities may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for the Company.

5.  Indemnification.

(a)  The Company shall indemnify, defend and hold harmless the Holder, each of its directors, officers, employees, and any person who controls Holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal fees or other fees or expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment or supplement thereto included therein or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the Company shall not be liable to indemnify the Holder insofar as such losses, claims, damages, liabilities or actions are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by Holder expressly for use therein, (ii) based upon Holder’s failure to provide the Company with a material fact relating to the Holder which is required to be included in the registration statement or necessary to make a statement in the registration statement not be misleading, (iii) relating to sales of Registrable Securities by Holder to the person asserting any such losses, claims, damages, liabilities or actions if such person was not sent or given a prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or (iv) based upon the Holder’s use of a prospectus during a period when the Holder has been notified that the use of the prospectus has been suspended. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, and any directors, officers, participating person, or controlling person thereof, and shall survive the transfer of such Registrable Securities by Holder. The Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of Section 15(d) of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of related to the matters listed in clauses (i) - (iv) of the first sentence of this Section 5(a) of the Company’s indemnification to the Holder above.

(b)  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless any indemnitee, then the indemnitor shall contribute to the amount paid or payable by the indemnitee as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnitor on the one hand and the indemnitee on the other from the registration, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnitor on the one hand and the indemnitee on the other but also the relative fault of the indemnitor and the indemnitee as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5(b), in no event shall the Company be required to contribute any amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c)  Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5(a), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

6.  Governing Law.

(a)  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)  Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, State of New York (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

7.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Company, at:

Iconix Brand Group Inc. 1450 Broadway, 4th Floor New York, New York 10018 Attn: Neil Cole, CEO

with a copy of the same to:

Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attn: Robert J. Mittman, Esq.

If to the Holder, at:
Danskin, Inc. 530 Fifth Avenue New York, New York 10018 Attn: Margie B. Pritchard, Esq.
with a copy of the same to:

Dechert, LLP 30 Rockefeller Plaza New York, NY 10112 Att: Gerald Adler, Esq.

or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

8.  Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

9.  Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.  Assignment; Benefits. The Holder may not assign it rights hereunder without the prior written consent of the Company.

11.  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12.  Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.  Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first above written.

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
Name:	Neil Cole
Title:	President and CEO

DANSKIN, INC.

By:	/s/ Donald Schupak
Name:	Donald Schupak
Title:	Chairman

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]